                                                                      EXHIBIT 8


                                 July 26, 2001

Doral Financial Corporation
1159 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920

Gentlemen:

     We have acted as counsel for Doral Financial Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 pursuant to Rule 462(b) with respect to Registration Statement on Form S-3 (No. 333-52978) (together, the "Registration Statement") relating to the public offering of up to 5,060,000 shares (the "Shares") of Common Stock, $1.00 par value, of the Company.

     We have examined the prospectus supplement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Prospectus Supplement") and have reviewed the summary of certain Federal and Puerto Rico income tax considerations of the proposed offering described in the Prospectus Supplement (the "Tax Discussion") appearing under the caption "Taxation." We have also reviewed such other documents and instruments and have examined such questions of law as we have considered necessary for the purpose of this opinion. In addition, we have relied on certificates of officers of the Company as to certain factual matters.

     The Tax Discussion represents our opinion regarding the material Federal and Puerto Rico tax consequences described therein.


     Our opinion is based upon the review of the Prospectus Supplement and of applicable Federal and Puerto Rico income tax statutes, regulations, rulings and decisions, as now in effect. A change in any of the foregoing could necessitate a change in our opinion. In addition, our opinion pertains only to the accuracy of the statements of law or legal conclusions contained in the Tax Discussion. As to statements of fact, we are relying upon your representation that such factual statements are accurate.

                                            Very truly yours,

                                            /s/ PIETRANTONI MENDEZ & ALVAREZ LLP